Exhibit 99.1

CNX Resources Corporation Announces Tender Offer for its 8.000% Senior Notes due 2023

PITTSBURGH, March 15, 2018 – CNX Resources Corporation (NYSE: CNX) (“CNX”) today announced that it has commenced a cash tender offer (the “offer”) to purchase any and all of the outstanding senior notes listed in the following table at the cash purchase price shown in the column titled “Purchase Price per $1,000 of Notes.”

Issuer	Title of Security	CUSIP	Principal Amount Outstanding	Purchase Price per $1,000 of Notes
CNX Resources Corporation	8.000% Senior Notes due 2023	20854P AN9	$500,000,000	$1,063.50

Holders whose notes are purchased will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the settlement date.

The offer is being made pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery, copies of which may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the offer, by calling (877) 478-5042 (toll free) or, for banks and brokers, (212) 269-5550 or by email at cnx@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/cnx.

The offer will expire at 5:00 p.m. New York City Time on March 21, 2018, unless extended or earlier terminated (such time and date as the same may be extended, the “Expiration Time”). Tendered notes may be withdrawn at any time before the Expiration Time. Holders of notes must validly tender and not validly withdraw their notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their notes.

Settlement for notes tendered prior to the Expiration Time and accepted for purchase will occur promptly after the Expiration Time, which is expected to be March 22, 2018, assuming that the offer is not extended or earlier terminated. The settlement date for any notes tendered pursuant to a Notice of Guaranteed Delivery is expected to be on March 26, 2018, subject to the same assumption.

The offer for the notes is conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous notes offering by CNX on terms and conditions (including, but not limited to, the amount of proceeds raised in such offering) satisfactory to CNX. The offer is not conditioned upon any minimum amount of notes being tendered and the offer may be amended, extended, terminated or withdrawn, subject to applicable law.

CNX has retained Credit Suisse Securities (USA) LLC to serve as the exclusive Dealer Manager for the offer. Questions regarding the terms of the offer may be directed to Credit Suisse Securities (USA) LLC, Liability Management Group, at (212) 538-1862 (collect) or (800) 820-1653 (U.S. toll-free).

CNX is one of the largest independent oil and natural gas companies in the United States and is focused on the exploration, development, production, gathering, processing and acquisition of natural gas properties in the Appalachian Basin.

Cautionary Statements:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes in the offer. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2017 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.